Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

The undersigned director of BrightSource Energy, Inc. (the “Company”) hereby constitutes and appoints John M. Woolard, John F. Jenkins-Stark and Daniel Judge, each of them with power to act alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-1 in connection with the registration of shares of common stock of the Company and any and all amendments of such registration statement, including post-effective amendments, and to file the same, together with any and all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises hereof, as fully to all intents and purposes as he might do or could do in person, thereby ratifying and confirming all that said attorney-in-fact or his substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the officer has signed his name hereto as of this 4 day of January 2012.

Signature	Title

/s/ Richard C. Kelly	Chairman of the Board
Richard C. Kelly